                                 SCHEDULE 14A
                  Proxy Statement Pursuant to Section 14(a)
          of the Securities Exchange Act of 1934 (Amendment No. __)


Filed by the Registrant    [ ]

Filed by a Party other than the Registrant    [x]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[X]   Soliciting Material Pursuant to Section 240.14a-12

                             Mylan Laboratories Inc.


               (Name of Registrant as Specified In Its Charter)

                                Carl C. Icahn,
                  Barberry Corp., Hopper Investments LLC and
                         High River Limited Partnership


   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]   No fee required.

[ ]   Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.

      1)    Title of each class of securities to which transaction applies:



      2)    Aggregate number of securities to which transaction applies:



      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      4)    Proposed maximum aggregate value of transaction:



      5)    Total fee paid:



[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)    Amount Previously Paid:



      2)    Form, Schedule or Registration Statement No.:



      3)    Filing Party:



      4)    Date Filed:

      On December 9, 2004, High River Limited Partnership has sent a letter to Mylan Laboratories, Inc., which letter is attached hereto as Exhibit A, and issued a press release in connection therewith, which press release is attached hereto as Exhibit B.

SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO SOLICITATION OF PROXIES BY MR. ICAHN AND HIS AFFILIATES FROM THE STOCKHOLDERS OF MYLAN LABORATORIES INC. FOR USE AT ITS SPECIAL MEETING WHEN AND IF THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. WHEN COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE MAILED TO STOCKHOLDERS OF MYLAN LABORATORIES INC. AND WILL BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT HTTP://WWW.SEC.GOV. INFORMATION RELATING TO THE PARTICIPANTS IN A PROXY SOLICITATION IS CONTAINED IN THE SCHEDULE 14A FILED BY MR. ICAHN AND HIS AFFILIATES WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 14, 2004 WITH RESPECT TO MYLAN LABORATORIES INC. THAT SCHEDULE 14A IS CURRENTLY AVAILABLE AT NO CHARGE ON THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE.

                                                                       EXHIBIT A

                         High River Limited Partnership
                          767 Fifth Avenue, 47th Floor
                            New York, New York 10153

                                          December 9, 2004



Board of Directors
Mylan Laboratories, Inc.
1500 Corporate Drie
Suite 400
Canonsburg, Pennsylvania 15317-8574

Re:  Mylan Laboratories, Inc. (`Mylan")

Gentlemen:

We have reviewed today's announcement indicating that King will restate its financial statements, which, as you know, constitutes a failure of a condition to closing of the proposed Mylan/King transaction. Mylan continues to leave shareholders uninformed as to its position on this matter. We view this lack of disclosure to shareholders as reprehensible and insulting.

Even more reprehensible, in our view, is your determination to ignore our proposal to purchase Mylan at $20 per share on terms that would allow you to continue to seek additional buyers for Mylan. We hereby advise you that our proposal still stands and that, as previously indicated, if you determine that you cannot at this time put Mylan up for sale or grant due diligence because of the current King contract, we are willing to stand by our $20 per share proposal pending either the determination of Mylan shareholders to vote the King transaction down or your determination that you are legally free to put Mylan up for sale and grant due diligence.

We will continue to urge all Mylan shareholders to vote against the proposed Mylan/King transaction, which we believe is extremely risky for Mylan.

                                          Very truly yours,


                                          /s/ Carl C. Icahn
                                          Carl C. Icahn



                                                                       EXHIBIT B

                            FOR IMMEDIATE RELEASE
          HIGH RIVER REAFFIRMS ITS $20 PER SHARE PROPOSAL FOR MYLAN
                            AND CRITICIZES KING DEAL

New York, New York, December 9, 2004
Contact:  Susan Gordon (212) 702-4309


High River Limited Partnership announces that it has sent the following letter to the Board of Directors of Mylan Laboratories, Inc.:

                         High River Limited Partnership
                          767 Fifth Avenue, 47th Floor
                            New York, New York 10153


                                          December 9, 2004

Board of Directors
Mylan Laboratories, Inc.
1500 Corporate Drie
Suite 400
Canonsburg, Pennsylvania 15317-8574

Re:  Mylan Laboratories, Inc. (`Mylan")

Gentlemen:

We have reviewed today's announcement indicating that King will restate its financial statements, which, as you know, constitutes a failure of a condition to closing of the proposed Mylan/King transaction. Mylan continues to leave shareholders uninformed as to its position on this matter. We view this lack of disclosure to shareholders as reprehensible and insulting.

Even more reprehensible, in our view, is your determination to ignore our proposal to purchase Mylan at $20 per share on terms that would allow you to continue to seek additional buyers for Mylan. We hereby advise you that our proposal still stands and that, as previously indicated, if you determine that you cannot at this time put Mylan up for sale or grant due diligence because of the current King contract, we are willing to stand by our $20 per share proposal pending either the determination of Mylan shareholders to vote the King transaction down or your determination that you are legally free to put Mylan up for sale and grant due diligence.

We will continue to urge all Mylan shareholders to vote against the proposed Mylan/King transaction, which we believe is extremely risky for Mylan.

                                          Very truly yours,



                                          /s/ Carl C. Icahn
                                          Carl C. Icahn



SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO SOLICITATION OF PROXIES BY MR. ICAHN AND HIS AFFILIATES FROM THE STOCKHOLDERS OF MYLAN LABORATORIES INC. FOR USE AT ITS SPECIAL MEETING WHEN AND IF THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. WHEN COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE MAILED TO STOCKHOLDERS OF MYLAN LABORATORIES INC. AND WILL BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT HTTP://WWW.SEC.GOV. INFORMATION RELATING TO THE PARTICIPANTS IN A PROXY SOLICITATION IS CONTAINED IN THE SCHEDULE 14A FILED BY MR. ICAHN AND HIS AFFILIATES WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 14, 2004 WITH RESPECT TO MYLAN LABORATORIES INC. THAT SCHEDULE 14A IS

CURRENTLY AVAILABLE AT NO CHARGE ON THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE.